Exhibit 10.3

Employment Agreement

In consideration of my employment by Teradyne, Inc., a corporation of the Commonwealth of Massachusetts (hereinafter referred to as “the Company”), and the payments made to me as consequence thereof, I agree that I will promptly report to an officer of the Company or to such other individual as may from time to time be designated, all inventions and new ideas which I have conceived since the time of entering the employment of the Company in respect to any subject matter relating to the business in which the Company is engaging as of the date of conception of each such invention or new idea. This obligation ceases with termination of my employment with the Company.

I further agree to assign to the Company the entire interest throughout the world in all inventions and new ideas referred to in the preceding paragraph and to execute all papers and do anything necessary and reasonable to secure to the Company title therein and Letters Patent pertaining thereto including the giving of testimony in any suit if called so to do during or after my employment but all at the expense of the Company.

All inventions and new ideas that would fall within the scope of this agreement, but for the fact that they were conceived prior to my employment by the Company, may be excluded from this agreement only if I can establish, under applicable inventorship law, a date of conception prior to my entering the employment of the Company.

I further agree that I will make a written record of all inventions and new ideas falling with the scope of this agreement in the form of notes, sketches, drawing, or reports relating thereto, which records shall be and remain the property of and available to the company at all times.

I further agree that I will not, during or after the period of my employment with the Company, divulge to any unauthorized persons confidential information concerning the Company’s or its customers’ or suppliers’ intellectual property, trade secrets or business that I learn during the period of my employment, except as required or permitted by law.

I acknowledge that I shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, I have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. I also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

I further agree that I will observe all rules and regulations laid down by the Government agencies relating to the safeguarding of classified information which may be disclosed or entrusted to me in connection with any contract between the Company and the Government or any contractor with the Government. I further agree that I will not, during the period of my employment by the Company, directly or indirectly enter the employment of, or render any professional services, except such as are rendered at the request of the Company, to any individual, partnership, association or corporation who or which is a competitor of the Company without the prior permission in writing of the Company. I further agree that I will notify the Company of any outside employment in which I am engaged during the period of my employment with the Company.

This agreement supersedes all previous agreements between me and the Company relating to the subject matter hereof, and may not be modified on behalf of the Company in whole or in part except by a statement in writing signed by the President thereof or an officer designated by him.

Signed at: North Reading, MA, this 25th day of April, 2019

Witnessed: /s/ Ryan E. Driscoll Signature: /s/ Sanjay Mehta

Accepted: TERADYNE, INC By: /s/ Charles J. Gray

Rev 8/2016